Exhibit 10.8

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of the 6 day of March, 2012 (“Effective Date”), by and between ATRIUM AT 3800 GOLF LLC, a Delaware limited liability company (“Landlord”), and CAMBIUM NETWORKS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain lease dated January 30, 2012 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space containing approximately 34,198 rentable square feet (the “Premises”) described as Suite Nos. 155 and 360 on the first and third floors of the building commonly known as Atrium Corporate Center located at 3800 Golf Road, Rolling Meadows, Illinois 60008 (the “Building”).

B. Tenant desires to add a supplemental HVAC unit to the rooftop of the Building to service the Premises, and the parties desire to amend the Lease to accommodate the HVAC unit on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

WITNESSETH:

1. Definitions. Landlord and Tenant agree that the respective terms as used herein shall, unless the context otherwise requires, have the following meanings:

“Supplemental HVAC Site” means collectively, the Rooftop Site and the Designated Duct Area, each as hereinafter defined.

(i) Rooftop Site: the applicable portions of the roof identified on Exhibit A for placement of Tenant’s supplemental HVAC unit.

(ii) Designated Duct Area: that portion of the Common Areas in the Building designated by Landlord and identified on Exhibit B for placement of Tenant’s Supplemental HVAC Equipment (other than HVAC unit) used in connection with Tenant’s operation of its HVAC unit on the Rooftop Site. The Rooftop Site and Designated Duct Area shall be included within the definition of Supplemental HVAC Site specifically set forth in this Amendment, and all of Tenant’s rights and obligations with respect to the Supplemental HVAC Site shall apply to both the Rooftop Site and the Designated Duct Area.

“Site Manager” means CB Richard Ellis, or its agent, successors or assigns and any subsequent manager of the Building pursuant to a management agreement with Landlord.

“Supplemental HVAC Equipment” means any equipment owned and used by Tenant approved by Landlord for installation, operation and maintenance on the Supplemental HVAC Site and any screening of such equipment required by Landlord.

Landlord and Tenant agree that capitalized terms defined elsewhere in this Amendment shall, unless the context requires otherwise, have the meaning therein given. Any capitalized terms used in this Amendment and not defined shall, unless the context requires otherwise, have the meaning given such term in the Lease.

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2. Supplemental HVAC Right.

(a) Subject to and upon the terms, provisions and conditions contained herein, as long as an Event of Default has not occurred under the Lease and Cambium Networks, Inc. is the Tenant under the Lease, Landlord hereby grants to Tenant, a nonexclusive right to use the Supplemental HVAC Site for the construction, installation, operation, repair, removal, replacement and maintenance, at Tenant’s sole cost and expense, of Tenant’s Supplemental HVAC Equipment.

(b) Tenant shall use the Supplemental HVAC Site only for the following “Permitted Supplemental HVAC Site Use”: constructing, installing, maintaining, repairing, operating, replacing and removing the Supplemental HVAC Equipment on the Rooftop Site and in the Designated Duct Area for purposes of providing supplemental HVAC to the Premises as reasonably necessary for Tenant’s business. Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise.

(c) Subject to Landlord’s reasonable rules and regulations regarding access and subject to the occurrence of a casualty or other matters making access impossible or dangerous or requiring temporary limitation of access for safety of persons or preservation of property, including the Building, or requiring temporary limitation of access for repair to and maintenance of the Building, Tenant shall have access to the Supplemental HVAC Site upon notice to Site Manager, during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (but excluding Holidays) (“Access Hours”). If Tenant desires to access the Supplemental HVAC Site at any time other than during the Access Hours (and such access is not required as a result of an Emergency Situation [hereinafter defined]), then Tenant may contact the Site Manager and the Site Manager, in its sole direction, may make arrangements for access to the Supplemental HVAC Site other than during Access Hours. If an Emergency Situation arises at any time other than during Access Hours, then Tenant shall notify a building engineer in the same manner instructed by management from time to time for resolution of other problems occurring in the Building after Building Hours. Such building engineer (“Landlord’s Representative”) shall provide access to the Supplemental HVAC Site as promptly as possible, If Tenant requires access to the Supplemental HVAC Site after Access Hours, Tenant shall pay to Landlord, within ten (10) days after a receipt therefor, the reasonable and actual cost of such after-hours access, including any overtime costs occasioned by the after-hours access. As used herein the term “Emergency Situation” shall mean an event that either poses an imminent threat of substantial injury to persons or poses an imminent threat of material damage to property.

(d) Tenant accepts the Supplemental HVAC Site and the appurtenant right to the use of any other portions of the Building to access the Supplemental HVAC Site in their “as is”, “where is” condition and agrees that no representations, promises or warranties, expressed or implied, have been made by Landlord or relied upon by Tenant with respect to the condition of the Supplemental HVAC Site or any other portion of the Building. Tenant acknowledges that Landlord is not obligated to make or pay for any improvements to the Supplemental HVAC Site or the Building, or to make or pay for any replacements, repairs and/or maintenance to the Supplemental HVAC Site or the Building at any time.

(e) Landlord reserves the right to require Tenant to relocate its Supplemental HVAC Equipment upon written notice to Tenant and Tenant agrees to relocate, at Landlord’s sole cost and expense, said Supplemental HVAC Equipment within thirty (30) days after notice from Landlord, Notwithstanding the foregoing, if Landlord requires Tenant to relocate its Supplemental HVAC Equipment in order to accommodate roof repair or replacement (which notice may be given at any time and from time to time during the Lease Term) then such relocation shall be at Tenant’s sole cost and expense. Upon the expiration of such 30-day period, Tenant shall have no further right to use or occupy the prior location unless Landlord notifies Tenant that Tenant must relocate back to the original location and Tenant will perform such relocation as soon as reasonably practicable after such notice. In the event Landlord exercises its right to cause Tenant to relocate all or a portion of the Supplemental HVAC Equipment pursuant this Section 2(e), Landlord shall use its commercially reasonable efforts to minimize any

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disruption to Tenant’s operations as a result thereof. Tenant shall, at Tenant’s expense, repair all damage to the Building caused by the installation, maintenance or removal of the Supplemental HVAC Equipment at any such prior rooftop locations.

3. Installation. In no event shall Tenant commence construction or installation of the Supplemental HVAC Equipment prior to Landlord’s approval of Tenant’s plans and specifications for the installation of the Supplemental HVAC Equipment. Prior to commencing any work, Tenant shall furnish to Landlord the following: (i) a statement of opinion from a reputable and qualified engineer or consultant reasonably satisfactory to Landlord that the proposed plans and specifications for the Supplemental HVAC Equipment are normal and customary for the type of equipment to be installed and that the proposed Supplemental HVAC Equipment can be installed without impairing the structural integrity of the Building or affecting any warranty for the Building’s roof and (ii) a written statement from the contractor providing the Building’s roof warranty (“Landlord’s Roofing Contractor”) that the proposed plans and specifications for the Supplemental HVAC Equipment are satisfactory and that the proposed Supplemental HVAC Equipment can be Installed without affecting any warranty for the Building’s roof. Notwithstanding anything in this Amendment to the contrary, in the event that Landlord’s Roofing Contractor will not uphold the Building’s roof warranty unless Landlord’s Roofing Contractor completes or supervises the installation of the Supplemental HVAC Equipment or Landlord’s Roofing Contractor requires that Landlord complete subsequent repair work to the roof that results from Tenant’s installation of the Supplemental HVAC Equipment, then Tenant shall hire, at its sole cost and expense, Landlord’s Roofing Contractor to complete or supervise the installation of the Supplemental HVAC Equipment and to make any repairs necessary to keep the Building’s roof warranty intact. All work in connection with the installation of the Supplemental HVAC Equipment shall be performed in accordance with Section II.A. of Exhibit C attached to the Lease.

4. Interference. Tenant shall take all commercially reasonably measures necessary to minimize any interference with or disruption of any other equipment or business of Landlord or any other tenant or occupant of the Building resulting from the operation of its Supplemental HVAC Equipment. If any interference of the type described in this paragraph occurs, Tenant shall eliminate the cause thereof at Tenant’s sole cost and expense.

5. Electrical Facilities. Tenant shall pay (i) the cost of installing electrical facilities required to furnish sufficient power for Tenant’s Supplemental HVAC Equipment, (ii) for the cost of the installation of any separate meters or submeters required thereby, (iii) the sums charged Landlord by the applicable utility for such service as reflected by such submeter and (iv) if the electricity is metered directly from the utility company, the sums charged by such utility company. Temporary interruption in the power provided by such facilities shall not render Landlord liable in any respect for damages to either person or property nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, Landlord shall at all times be able to shut down the electrical service to the Supplemental HVAC Site and Tenant’s Supplemental HVAC Equipment in connection with any maintenance operation conducted for the Building. Landlord agrees to make a reasonable effort to schedule any such shutdown outside the Building’s normal business day. Landlord also agrees to make a reasonable effort to cooperate with Tenant in obtaining temporary alternate power during scheduled maintenance operations, but shall have no obligation hereunder to provide alternate power from emergency power sources.

6. Operation and Maintenance. Tenant shall operate and maintain the. Supplemental HVAC Equipment in good condition and repair, in accordance with all applicable Laws. Tenant shall obtain and maintain a comprehensive service contract directly with a reputable HVAC maintenance company (reasonably acceptable to Landlord) for service of the Supplemental HVAC Equipment not less frequently than quarterly, and Tenant shall provide Landlord with copies of such contracts within thirty (30) days following the written request by Landlord.

7. Removal of Supplemental HVAC Equipment. If Tenant is performing all of its obligations hereunder, Tenant may remove its Supplemental HVAC Equipment at any time on or prior to the

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expiration or earlier termination of the Lease, provided Tenant repairs any damage to the Building (including the Supplemental HVAC Site) caused thereby and restores the Supplemental HVAC Site to its original condition, ordinary wear and tear excepted. If Tenant fails to do so, Landlord may remove the Supplemental HVAC Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten (10) days after Landlord’s request therefor.

8. Fire and Other Casualty. In the event of a fire or other casualty in or on the Supplemental HVAC Site, Tenant shall immediately give notice thereof to Landlord. If the Supplemental HVAC Site shall be partially destroyed by fire or other casualty so as to render the Supplemental HVAC Site unusable, the supplemental HVAC right granted pursuant to this Amendment may be terminated as of the date of such casualty upon written notice by Landlord or Tenant to the other. Nothing herein shall be construed to require Landlord to rebuild the Supplemental HVAC Site, but if Landlord elects not to rebuild and notifies Tenant of such election, the supplemental HVAC right shall terminate as of the date of such casualty.

9. Waiver of Liability. Tenant understands and agrees that all of its Supplemental HVAC Equipment shall be made, installed and maintained at the sole risk of Tenant, and neither Landlord nor any Landlord Related Party shall be liable for any damage thereto, other than resulting from the gross negligence or willful misconduct of such party. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of and, to the extent permitted by applicable Laws, waives all claims it may have against Landlord and any Landlord Related Parties for any and all losses, costs, including, without limitation, reasonable attorneys’ fees, damages, causes of action, penalties, claims and liabilities of any kind whatsoever arising out of Tenant’s use of the Supplemental HVAC Site or other portions of the Building for the Supplemental HVAC Equipment or arising out of utility interruptions, power surges, theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or other order of governmental body or authority or other conditions or occurrences in the Building, including but not limited to, any damages or inconvenience which may arise through maintenance, repair or alteration of any part of the Building, or failure to make such repairs. Tenant shall maintain insurance applicable to the Supplemental HVAC Site and the Supplemental HVAC Equipment reasonably satisfactory to Landlord naming the Landlord Related Parties and other designees of Landlord as additional insureds and otherwise in compliance with Section 10.4 of the Lease.

10. Indemnity by Tenant. Except for Claims resulting from the gross negligence of any of the Landlord Related Parties, Tenant shall indemnify, defend and hold the Landlord Related Parties harmless against and from all Claims which may be imposed upon, incurred by, or asserted against any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use or occupancy or maintenance of the Supplemental HVAC Site by, through or under Tenant, and (without limiting the generality of the foregoing) any of the following occurring during the Lease Term: (i) any work or thing done in, on or about the Supplemental HVAC Site or any part thereof by any of the Tenant Related Parties; (ii) any use, possession, occupation, condition, operation, maintenance or management of the Supplemental HVAC Site or any part thereof; (iii) any act or omission of Tenant or any of the Tenant Related Parties; (iv) any injury or damage to any person or property occurring in, on or about the Supplemental HVAC Site or any part thereof; or (v) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Amendment with which Tenant, on its part, must comply or perform. In case any action or proceeding is brought against any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant’s sole cost and expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval shall not be unreasonably withheld.

11. Exhibit A-1 in the Lease is hereby deleted and replaced with Exhibit C attached hereto and incorporated herein.

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12. Miscellaneous.

(a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d) Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

(e) The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

(f) Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Amendment. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(g) Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

This Amendment includes the following exhibits, which are hereby incorporated into and made a part of this Amendment: Exhibit A (Rooftop Site), Exhibit B (Designated Duct Area), Exhibit C (Exhibit A-1 Replacement—Roof Equipment Area and Exterior Equipment Area).

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

ATRIUM AT 3800 GOLF LLC, a Delaware limited liability company	CAMBIUM NETWORKS, INC, a Delaware corporation

By: /s/ John S. Grassi	By: /s/ Robert S. Amen
Name: John S. Grassi	Name: Robert S. Amen
Title: President	Title: Authorized Signatory

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EXHIBIT A

ROOFTOP SITE

Suite 350
47,513 rsf
Roof
Approximate location of
Cambium rooftop unit
Roof
Open to Below
Suite 300
67,600 rsf

Graphic Key

- Amenity Spaces
- Vertical Penetration
- Rentable
- Common Areas

Atrium
CORPORATE CENTER

Third Floor Plan
Atrium Corporate Center

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EXHIBIT A

1

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EXHIBIT B

DESIGNATED DUCT AREA

Suite 350
47,513 rsf
Ductwork hallway penetrations
Roof
Roof
Open to Below
Suite 300
67,600 rsf

Graphic Key

- Amenity Spaces
- Vertical Penetration
- Rentable
- Common Areas

Atrium
CORPORATE CENTER

Third Floor Plan
Atrium Corporate Center

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EXHIBIT B

1

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EXHIBIT C

EXHIBIT A-1 REPLACEMENT

ROOF EQUIPMENT AREA AND EXTERIOR EQUIPMENT AREA

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EXHIBIT C

1

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